VOYA INVESTMENT MANAGEMENT

7337 EAST DOUBLETREE RANCH ROAD, SUITE 100 SCOTTSDALE, AZ 85258

December 15, 2022

VIA EDGAR

U.S. Securities and Exchange Commission

Division of Investment Management

100 F Street, NE

Washington, D.C. 20549

RE:	Voya Variable Portfolios, Inc. (the "Registrant")
(File No. 811-07651)

Dear Ladies and Gentlemen:

On behalf of the above-named Registrant, submitted for filing under the Investment Company Act of 1940, as amended, this submission is being made solely to correct the names of the series on EDGAR.

Names listed on Submission Header of the October	Names as they should appear on EDGAR
21, 2022 POS AMI filing
Voya SACS Index Series EM Portfolio	Voya VACS Index Series EM Portfolio
Voya SACS Index Series I Portfolio	Voya VACS Index Series I Portfolio
Voya SACS Index Series MC Portfolio	Voya VACS Index Series MC Portfolio
Voya SACS Index Series SC Portfolio	Voya VACS Index Series SC Portfolio

Should you have any questions or comments regarding this filing, please contact Anna Jagiello at (480) 477-2309 or the undersigned at (212) 309-6566.

Sincerely,

/s/ Nicholas C.D. Ward

__________________________

Nicholas C.D. Ward Counsel

Voya Investment Management

Attachment

cc:Huey P. Falgout, Jr., Esq. Voya Investments, LLC

Elizabeth J. Reza, Esq.

Ropes & Gray LLP